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                                                                      Exhibit 21

                              SUBSIDIARIES OF THE REGISTRANT

                                            Percentage            State or
                                             of Voting          Jurisdiction
           Name                           Securities Owned    of Incorporation
           ----                           ----------------    ----------------
Brown-Forman International F.S.C., Ltd.        100%          U.S. Virgin Islands
Canadian Mist Distillers, Limited              100%          Ontario, Canada
Early Times Distillers Company                 100%          Delaware
Fetzer Vineyards                              90.1%          California
Fratelli Bola International Wines, Inc          95%          Kentucky
Hartmann Luggage Company                       100%          Delaware
Jack Daniel Distillery, Lem Motlow, Prop., Inc 100%          Kentucky
Lenox, Incorporated                            100%          New Jersey
Mt. Eagle Corporation                          100%          Delaware
Thoroughbred Plastics Corporaton               100%          Kentucky
Norkfolk Investments, Inc.                     100% /(1)/    Delaware
Dansk International Designs Ltd.               100% /(1)/    New York
Brooks & Bentley Limited                       100% /(1)/    United Kingdom
Brooks & Bentley S.A.R.L.                      100% /(1)/    France
Brooks & Bentley AF                            100% /(1)/    Norway
Longnorth Limited                              100% /(2)/    Ireland
The Joseph Garneau Co., S.A.                   100% /(2)/    Switzerland
Chissick Limited                               100% /(2)(3)/ Ireland
Clintock Limited                               100% /(2)(3)/ Ireland
Lantone Limited                                100% /(2)(3)/ Channel Islands
Brown-Forman Mauritius, Limited                100% /(3)/    Mauritius
Brown-Forman Worldwide B.V.                    100% /(3)/    Netherlands
Brown-Forman - W.S. Karoulias S.A.              75% /(3)/    Greece
Pitts Bay Trading Limited                       75% /(3)/    Bermuda
Latone Delaware, Inc.                          100% /(4)/    Delaware
Brown-Forman Beverages Worldwide
  Comercio de Bebidas Ltda.                    100% /(5)/    Brazil
Brown-Forman Worldwide, L.L.C.                 100% /(5)/    Delaware
Brown-Forman Beverages Africa, Ltd.            100% /(6)/    Bermuda
Frantelli Bolla, S.p.A.                         88% /(7)/    Italy
Drake Investments, Inc.                        100% /(8)/    Delaware


The above companies are included in the consolidated financial statements. The names of certain subsidiaries have been omitted which, if considered in the aggregate as a single subsidiary, would constitute a significant subsidiary.


/(1)/   Owned by Lenox, Incorporated.
/(2)/   Includes qualifying shares assigned to Brown-Forman Corporation.
/(3)/   Owned by Longnorth Limited.
/(4)/   Owned by Lantone Limited.
/(5)/ Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.
/(6)/   Owned 99% by Clintock Limited and 1% by Longnorth Limited.
/(7)/ Owned 45% by Fratelli Bolla International Wines, Inc. and 43% by the Joseph Garneau Co., S.A.
/(8)/   Owned by Jack Daniel Distillery, Lem Motlow, Prop., Inc.